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                                                                    EXHIBIT 3.45

                            CERTIFICATE OF AMENDMENT

                                     TO THE

                       CERTIFICATE OF LIMITED PARTNERSHIP

                                       OF

                           WESTLAKE PETROCHEMICALS LP

         The undersigned, desiring to amend the Certificate of Limited Partnership of WESTLAKE PETROCHEMICALS LP pursuant to the provisions of Section 17-202 of the Revised Uniform Limited Partnership Act of the State of Delaware does hereby certify as follows:

         FIRST: The name of the limited partnership is WESTLAKE PETROCHEMICALS
LP.

         SECOND: Article III of the Certificate of Limited Partnership shall be amended as follows:

         "The name and mailing address of each general partner is as follows:

           NAME                                  MAILING ADDRESS
           ----                                  ---------------
Westlake Chemical Investments, Inc.      2801 Post Oak Boulevard, Suite 600
                                         Houston, TX  77056"


         IN WITNESS WHEREOF, the undersigned has executed this Amendment to the Certificate of Limited Partnership of WESTLAKE PETROCHEMICALS LP as of December 21, 2000.

WESTLAKE CHEMICAL HOLDINGS, INC.
GENERAL PARTNER


By:      /s/ A. Chao
    ----------------------------------------
         Albert Chao, President